EXHIBIT 10.11


                       EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of May 4, 1993 between Textron Inc., a Delaware corporation (the "Corporation"), and Mary L. Howell (the "Executive").
     WHEREAS, the Corporation currently employs the Executive in the position of Senior Vice President Government and International Relations and desires to continue such employment during the term of this Agreement, and the Executive is willing to continue such employment upon the terms and conditions set forth below;
     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Employment.
     The Corporation hereby employs and engages the services of the Executive as one of its key principal executive officers with the position of Senior Vice President Government and International Relations of the Corporation for the "term of employment" set forth in Section 2 of this Agreement. The Executive agrees to serve the Corporation in such position as set forth in Section 3 of this Agreement for the term of employment.

2.   Term of Employment.
     The Executive's "term of employment" (as that phrase is used herein) shall continue in effect through and including December 31, 1995, provided, however, that on January 1 of each year during the term of employment, commencing January 1, 1994, the term of employment shall automatically be extended for an additional year unless prior to such January 1 the Corporation gives written notice to the Executive of the Corporation's intention not to so extend the term of employment, and provided, further, that in the event the Executive's status is converted to that of an employee-consultant pursuant to Section 6(b) of this Agreement, the Executive's term of employment shall expire no earlier than the second anniversary of the effective date of such conversion.

3.   Position and Duties.
     (a) During the term of employment the Executive's position, authority and responsibilities, the type of work she is asked to perform, and the status and stature of the people with whom she is asked to work, shall not be diminished during the term of employment, and the Executive's services shall be performed at the Corporation's Washington, D.C. office or at such other location as may be mutually agreed between the Corporation and the Executive.
     (b) The Executive agrees to devote her full business time during normal business hours to the business and affairs of the Corporation (except as otherwise provided herein) and to use her best efforts to promote the interests of the Corporation and to perform faithfully and efficiently the responsibilities assigned to her in accordance with the terms of this Agreement, to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities and (ii) periods of vacation and sick leave to which she is entitled. It is expressly understood and agreed that the
Executive's continuing service on any boards and committees with which she shall be connected, as a member or otherwise, as of the date hereof, or any such service approved by the Corporation during the term of employment, shall not be deemed to interfere with the performance of the Executive's services to the Corporation pursuant to this paragraph (b).

4.   Compensation and Other Terms of Employment.
     (a)  Base Salary.  During the term of employment, the
          Executive shall receive an annual base salary ("Base
          Salary"), payable in equal monthly installments, at an
          annual rate at least equal to the aggregate annual
          base salary payable to the Executive by the
          Corporation at the commencement of the term of
          employment.  The Base Salary shall be reviewed and may
          be increased at any time and from time to time in
          accordance with the Corporation's regular practices.
          Any increase in the Base Salary shall not serve to
          limit or reduce any other obligation of the
          Corporation hereunder, and after any such increase the
          Base Salary shall not be reduced from such increased
          level.
     (b)  Incentive Plans.  As further compensation, the
          Executive will be eligible during the term of
          employment for participation in the Corporation's
          short-term incentive compensation plan in a
          participation level commensurate with her level of
          employment.  The Executive shall also be eligible
          during the term of employment for awards of stock
          options and performance units under the Corporation's
          long-term incentive plan.  In the event such plans are
          amended or superseded, the Executive shall be entitled
          to participate in the amended or successor plan at a
          level substantially equivalent to her participation in
          the plans immediately prior to such amendment or
          ^L          succession.  Any agreements existing as of the date
          hereof between the Corporation and the Executive providing for special incentive or similar benefits are continued by this Agreement.
     (c) Retirement, Savings and Other Executive Plans. In addition to the Base Salary and incentive plans as hereinabove provided, during the term of employment the Executive shall be entitled to participate in all savings, retirement, employee benefit and key executive plans generally available to executive officers of the Corporation. Nothing herein shall be construed to prevent the Corporation from amending or terminating any such plans to the extent currently permitted by the terms of such plans. Any agreements existing as of the date hereof between the Corporation and the Executive providing for special pension, retirement or similar benefits are continued by this Agreement.
     (d) Expenses. During the term of employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation in effect as of the date hereof.
     (e) Office and Support Staff. During the term of employment, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, commensurate with her level of employment.
     (f) Vacation and Fringe Benefits. During the term of employment, the Executive shall be entitled to paid vacation and fringe benefits (including, but not limited to, travel facilities) in accordance with the policies of the Corporation in effect as of the date hereof.

5.   Termination.
     (a) Death. Except for the obligations of the Corporation set forth in this paragraph (a), this Agreement shall terminate automatically upon the Executive's death. In the event of such termination, the Corporation shall pay to the Executive's estate all benefits and compensation accrued hereunder through the end of the month in which the Executive died.
     (b)  Cause.  The Corporation may terminate the
          Executive's employment for Cause. For purposes of the Agrement, "Cause" shall mean (i) an act or acts of dishonesty on the Executive's part which are intended to result in her substantial personal enrichment at the expense of the Corporation or (ii) any material violation by the Executive of her responsibilities set forth in Section 3 or Section 6(c) hereof which are demonstrably willful and deliberate on the Executive's part and which result in material injury to the Corporation or (iii) any material violation by the Executive of Textron's Business Conduct Guidelines.

          If the Executive's employment is terminated for Cause, the Corporation shall pay the Executive her full accrued Base Salary through the date of such termination at the rate in effect at the time of such termination, and the Corporation shall have no further obligations to the Executive under this Agreement.

6.   Consulting Services.
     (a) In the event of the Executive's Disability (as hereinafter defined), the Executive's status shall automatically become that of an employee-consultant for the remainder of the term of employment. During such period, the Executive shall be required to provide services to the Corporation in accordance with paragraph (c) of this Section 6, but only to the extent the Executive has the ability to provide such services. Upon the completion of the term of employment, the Executive shall be entitled to receive (in addition to any other payments and benefits accrued as of such time) such disability benefits and other benefits as may be payable to the Executive under the terms of the employee benefit plans referred to in Section 4(c) hereof. "Disability' shall mean a disability which prevents the Executive from performing the services contemplated by Section 3 hereof for the entire remainder of the term of employment.
     (b) Notwithstanding any other provisions contained in this Agreement, the Corporation, at its option for any reason, or the Executive, for Good Reason (as hereinafter defined), may convert the Executive's status into that of an employee-consultant for the remainder of the term of employment in accordance with the procedures set forth in this paragraph (b). In the event the Corporation determines that the Executive shall no longer hold her present position or the Corporation intends to effect any change in the Executive's employment status that would constitute Good Reason, the Corporation shall give notice to the Executive of such determination or intention. In the event that the Executive claims that the Corporation has taken any action constituting Good Reason, the Executive shall give notice to the Corporation of such claim. In either event, the parties shall meet and attempt to reach a mutually satisfactory adjustment of the terms of the Executive's employment; provided, however, that the Executive shall not be obligated to accept any change in the terms of her employment proposed by the Corporation. If the Corporation and the Executive cannot reach a mutually satisfactory adjustment, either the Corporation or the Executive may then convert the Executive's status to that of an employee-consultant

          "Good Reason" shall mean:

          (i) without the express written consent of the Executive, (A) the assignment of the Executive to any duties or location inconsistent in any significant respect with the provisions of
               Section 3(a) hereof, or (B) any other significant change in the position, authority or responsibilities of the Executive (except as permitted by this Section 6);
         (ii) any failure by the Corporation to comply with any of the provisions of Section 4 hereof, other than an insubstantial and inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive; or
        (iii) any purported termination by the Corporation of the Executive's employment hereunder other than in accordance with, and as permitted by, this Agreement, it being understood and agreed that any such purported termination shall not be effective for any purpose of this Agreement.
     (c) In the event the Executive's status is converted to that of an employee-consultant as provided in this
          Section 6, the Executive shall continue to be a full-time employee of the Corporation and shall, except as limited by paragraph (a) of this Section 6, provide such advisory services concerning the business of the Corporation, of the same type and stature performed by the Executive prior to the conversion of her status to employee-consultant, as may reasonably be requested by the Corporation. The period during which the Executive serves as an employee-consultant pursuant to this Section 6 shall for all purposes of this Agreement be considered part of the term of employment. During such period, the Corporation shall continue to be bound by, and obligated to perform in all respects, all of the provisions of Section 4 hereof (except Section 4(e)), and, to the extent not inconsistent with this Section 6, all of the other provisions of the Agreement shall continue in full force and effect. During such period, the Executive shall not engage in any activities in competition with the Corporation and shall continue to be deemed an employee under all benefit plans and programs of the Corporation.

7.   Non-Exclusivity of Rights.
     (a)  Nothing in this Agreement shall prevent or limit the
          Executive's continuing or future participation in any
          benefit, bonus, incentive or other plan or program
          provided by the Corporation or any of its affiliated
          companies and for which the Executive may qualify, nor
          shall anything herein limit or otherwise affect such
          rights as the Executive may have under any stock
          option or other agreements with the Corporation or any
          of its affiliated companies.  Amounts which are vested
          benefits or which the Executive is otherwise entitled
          to receive under any plan or program of the
          Corporation or any of its affiliated companies shall
          be payable in accordance with the terms of such plan
          or program.
     (b)  Notwithstanding the foregoing, and in consideration of the premises contained in this Agreement, the
          ^L          Executive specifically waives any rights she may have
          to receive any severance pay or other severance benefits under the Textron Executive Severance Plan and any other severance plan, program or agreement of the Corporation.

8.   No Set-Off; Legal Fees.
     The Corporation's obligation to make the payments provided for herein and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation any set-off, counter-claim, recoupment, defense or other right which the Corporation may have against the Executive or others. Unless it is finally determined by a court of competent jurisdiction after all available appeals that the Corporation has validly terminated the Executive's employment for Cause, the Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus interest on the total unpaid amount determined to be payable hereunder, such interest to be calculated on the basis of the prime commercial lending rate announced by Morgan Guaranty Trust Company in effect from time to time, for the period commencing on the date of such contest and ending on the date on which the Corporation shall pay such total amount (such interest to be compounded quarterly).
9.   Confidential Information.
     The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during her employment by the Corporation or any of its affiliated companies and which shall not be public knowledge. During and after the end of the term of employment, the Executive shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it.

10.  No Assignment.
     This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

11.  Miscellaneous.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


          If to the Executive:


          Mary L. Howell
          4605 Rock Spring Road
          Arlington, VA  22207


          If to the Corporation:


          Textron Inc.
          40 Westminster Street
          Providence, Rhode Island 02903


          or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     (d) The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
     (e) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.




                                 s/Mary L. Howell
                                 Mary L. Howell



                                 TEXTRON INC.




                                 By s/William F. Wayland
                                   William F. Wayland
                                   Executive Vice President
                                   Administration and Chief
                                    Human Resources Officer

ATTEST:



s/Michael D. Cahn
Michael D. Cahn
Assistant Secretary




(SEAL)